Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 3807 West Chester Pike Newtown Square, PA 19073

For further information contact:	For release: Immediately
Jeffrey Shields (media) 215-977-6056
Peter J. Gvazdauskas (investors) 215-977-6322

SUNOCO LOGISTICS PARTNERS L.P.

ANNOUNCES PUBLIC OFFERING OF COMMON UNITS

NEWTOWN SQUARE, Pa., September 26, 2016 - Sunoco Logistics Partners L.P. (NYSE: SXL), announced that it has commenced an underwritten public offering of 21,000,000 common units pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”). The underwriter will be granted a 30-day option to purchase up to 3,150,000 additional common units. SXL intends to use the net proceeds from this offering to fund a portion of the purchase price for the previously announced acquisition of an integrated crude oil business in West Texas from Vitol Inc. (the “Acquisition”). This offering is not conditioned on the consummation of the Acquisition. If the Acquisition is not consummated, SXL intends to use the net proceeds from this offering for general partnership purposes.

Barclays Capital Inc. is acting as the sole underwriter of the offering.

A copy of the prospectus supplement and the accompanying prospectus related to this offering may be obtained from the following address:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

Email: barclaysprospectus@broadridge.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Newtown Square, Pennsylvania, is a publicly traded Delaware limited partnership that owns and operates a logistics business, consisting of a geographically diverse portfolio of complementary pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP).

Portions of this document constitute forward-looking statements as defined by federal law. Although SXL believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect SXL’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition; changes in demand for crude oil, refined products and natural gas liquids that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in SXL’s Annual Report on Form 10-K filed with the SEC on February 26, 2016, and in SXL’s subsequent SEC filings. SXL undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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